Exhibit 99.1

Eco Innovation Group Announces Financial and Operational Highlights for the Three Months Ended June 30, 2022

VAN NUYS, CA, September 8, 2022 / PRNewswire / Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative sustainable technology company advancing green energy solutions, is pleased to provide its Financial and Operational Highlights for the three months ended June 30, 2022.

“We continue to drive toward scalable growth as we bring our innovation pipeline toward commercial phase operations,” noted Julia Otey-Raudes, CEO of Eco Innovation Group. “In the meantime, our construction division has been a productive source of top- and bottom-line growth as the opportunities in green infrastructure expand.”

Financial Performance Highlights for the Three Months Ended June 30, 2022

•	Revenues increased 167% on a sequential quarterly basis to $311,156
•	Gross Profit also turned positive during the quarter
•	Total Current Assets increased 227% year over year to $471k

Management notes that the Company’s business model remained resilient during the quarter despite macro-related headwinds, including inflation, a slowdown in consumer spending, and continued global supply chain concerns.

During the quarter, Eco Innovation Group was able to achieve top- and bottom-line growth at improved margins, more than doubling the Company’s revenues posted during the first quarter of 2022. The Company also closed the quarter with over $275k in accounts receivable.

The Company also made several key operational and strategic advances during Q2, including securing licensing to launch green infrastructure operations within its Spruce Construction unit and securing full patent protection for its Advanced GET system, a next-generation glycerin-based supercritical plant extraction technology system now in phase two of the prototype build process.

Otey-Raudes added, “Q2 was a turning point quarter in many ways. Now, we are excited about the opportunity to execute during the final months of the year. We have a number of important milestones in front of us as we work towards commercial launch of our developmental technologies, including our revolutionary patented Advanced GET system. Please stay tuned for future updates on ECOX’s progress.”

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders. At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC